Exhibit 10.9

Lease

THIS LEASE, made in Everett this 21st day of October, 1996, between Arthur W. Skotdal and Marianne P. Skotdal and the marital community composed thereof; Edwin McRory and Irene McRory and the marital community composed thereof; and Thomas Goyette and the marital community composed thereof; Andrew P. Skotdal, a single man; and Craig G. Skotdal, a single man, hereinafter collectively referred to as “Lessor”, and Coastal Community Bank (In Organization) hereinafter referred to as “Lessee”.

WITNESSETH:

1.	PREMISES:

The Lessor does hereby lease to the Lessee, and the Lessee does hereby lease from the Lessor, those certain premises situated in the City of Everett. County of Snohomish, State of Washington, described as follows;

Lots 7 & 8, block 667, Plat of Everett, according to the plat recorded in volume 3 of plats, page 32, in Snohomish County, Washington. Together with lots A, B & C (Lot 18A), as block 667, Tunnel. Addition to Everett, according to the plat thereof recorded in volume 4 of plats, page 34, in Snohomish County, Washington, hereinafter called the “premises.” The 2817 Colby Avenue Building in which the premises are located is hereinafter called the “Building.”

2.	BUSINESS PURPOSES:

The premises are to be used for the purpose of conducting therein retail banking and any other business for lawful purpose and for no other business or purpose, without the written consent of the Lessor.

3.	TERM:

The term of this lease shall be for ten (10) years and -0- months, and shall commence on the 1st day of January, 1997, and end on the 31st day of December, 2006, inclusive. The Lessor’s acceptance of rent for a period after the end of the term hereof shall not extend the term, but shall simply evidence a month to month tenancy. The term of this lease may be extended for two (2) five (5) year periods at market rate by Lessee giving Lessor a ninety (90) day written notice.

4.	RENT:

Lessee covenants and agrees to pay the Lessor, as rental for said premises, the minimum monthly rental set forth in the attached Rent Schedule in lawful money of the United States in advance on the first day of each calendar month to the Lessor at P.O. Box 5267 Everett, Washington 98206-5267 or to such other party or at such other place as the Lessor may hereafter designate. There is no percentage rent payable by Lessee.

5.	RENT ADJUSTMENTS:

(a) Notwithstanding anything contained in this Paragraph 5, the rent payable by Lessee shall in no event be less than the minimum monthly rent specified in paragraph 4 above.

(b) The failure of Lessor during the term of this lease to prepare and submit to Lessee notices advising Lessee of the rent adjustments made in accordance with Paragraphs 5(a) and 5(b) of this lease shall not in any way cause Lessor to waive, surrender or forfeit any additional rent which may become due during the term of this lease.

(c) Notwithstanding any dispute which may arise between Lessor and Lessee regarding rent adjustments under this Paragraph 5, Lessee shall continue to pay all minimum monthly rent as provided in Paragraph 4 above and the full amount of any rent adjustments as determined by Lessor under this Paragraph 5, such payments being subject to adjustment, if necessary, upon final resolution of the dispute.

6.	CONSIDERATION:

[Intentionally Deleted]

7.	ASSIGNMENT:

(a)	By Lessee.

Lessee will not assign this lease or sublet the premises or any part thereof without the written approval of Lessor. If approval is once given by the Lessor to the assignment of this lease or subletting the premises or any part thereof, Lessor shall not be barred from afterwards refusing to consent to any further assignment. Notwithstanding any assignment or subletting, Lessee shall remain fully obligated to perform all the covenants, agreements, terms and conditions of this lease. Notwithstanding the foregoing, Lessor will allow the assignment or subletting by Lessee of space located in the basement and on the 2nd, 3rd and 4th floors of the Building to other tenants.

(b)	By Lessor.

Lessor may sell, assign, convey or otherwise transfer all or any part of the Lessor’s estate, right, title and interest under this lease and/or in the premises, the Building and real estate upon which the Building is situated, or any portion thereof, without the consent of Lease. From and after the date of any such sale, assignment, conveyance or transfer, Lessor Shall be automatically freed and relieved of any and all liability and obligation under the terms of this lease.

8.	SERVICES AND UTILITIES:

Lessor shall not be responsible for furnishing any services or utilities to the Building. Lessor shall not be liable for any loss, injury or damage which may arise or accrue should the furnishing of any of these services and utilities be interrupted or prevented by fire, accident, strike, riot, act of God, the making of necessary repairs or improvements, or any other cause beyond the reasonable control of Lessor.

9.	CARE OF PREMISES:

Lessee has examined the premises and subject to such alterations as may be set forth on any Rider to this lease, accepts them in their present condition, and will at all times keep the premises neat, clean and in a sanitary condition. Lessee shall, at the expiration or earlier termination of this Lease, surrender possession thereof to the Lessor in their condition as accepted hereunder, or, in the event any alterations, additions or improvements are made hereafter, then in the condition in which they shall be after the making of such alterations, additions, or improvements, except for ordinary wear and tear and damage by act of God, earthquake, the elements, Lessor or other occupants of the Building, water damage, or by any of the risks covered by the normal fire and extended coverage policy of insurance, whether caused by the negligence of the Lessee, its agents, employees or invitees, or otherwise. Lessee will replace any glass or all windows and doors as may become cracked or broken in the leased premises due to the negligence of the Lessee, its agents, employees or invitees. If cracked or broken due to any other cause, Lessor shall replace such glass. Lessor agrees to keep the premises free from defects or disrepair due to ordinary wear and tear on roof, walls and foundations.

10.	ALTERATIONS OR IMPROVEMENTS:

Lessee shall not make any alterations, additions or improvements in or to the premises without first obtaining the written consent of the Lessor. Prior to the commencement of work upon any alterations, additions or improvements, Lessee shall, at its cost and expense, prepare and submit to Lessor architectural drawings, plans and specifications for such alterations, additions and improvements for written approval by Lessor. Lessee shall perform no work on any such alterations, additions or improvements until the Lessor, in writing, has approved the architectural drawings, plans and specifications therefor. All alterations, additions and additions or improvements which shall be made, shall be at the sole cost and expense of Lessee, and shall become the property of Lessor and shall remain in and be surrendered with the premises as a part thereof at the termination of this lease. Lessee agrees to indemnify and save Lessor free and harmless from damages, loss or expense, including reasonable attorneys’ fees arising out of any work performed in making any alterations, additions or improvements to the premises, consent for alterations and additions shall not be unreasonably withheld.

11.	DAMAGE OR DESTRUCTION:

In the event the premises are destroyed by fire, earthquake, or other casualty to such an extent as to render the same untenantable in whole or in substantial part thereof, it shall be optional with the Lessor to repair or rebuild the same, and in the meantime the rent shall be abated in the same proportion as the untenantable portion of the premises bears to the whole thereof. Unless the Lessor, within 90 days after the happening of any such damage or casualty, shall notify the Lessee of its election to restore said premises, this lease shall thereupon terminate and end.

12.	CONDEMNATION:

(a)	Entire or Substantial Taking.

If the entire premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Lessee’s business, shall be taken under the power of eminent domain, this lease shall automatically terminate as of the date on which the condemning authority takes possession.

(b)	Partial Taking.

In the event of any taking under the power of eminent domain which does not so result in a termination of this lease, the minimum monthly rental and additional rent payable under this lease shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the floor area of the portion of the premises taken bears to the floor area of the entire premises prior to the taking. Lessor shall restore the portion of the premises not so taken to as near its former condition as is reasonably possible, and this lease shall continue in full force and effect.

(c)	Awards.

Any award for any taking of all or any part of the premises under the power of eminent domain shall be the property of the Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee or otherwise and Lessee shall have no claim thereto. Lessee agrees to execute any and all documents necessary to permit Lessor to recover any such award. Lessee may make a separate claim for the value of any leasehold improvements and its moving expenses.

13.	ACCIDENTS:

Lessee will save and hold Lessor harmless from all loss, damage, liability or expense resulting from any injury to any person or any loss of or damage to any property caused by or resulting from any act or omission of Lessee or any officer, agent, employee, guest, invitee or visitor of Lessee in or about the premises or the Building. Lessor shall not be liable for any loss or damage to person or property sustained by Lessee, or other persons, which may be caused by the Building or the premises or any appurtenances thereto, being out of repair, or by the bursting or leakage of any water, gas, sewer, or steam pipes, or by theft or by any act or neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of the Lessor.

14.	ACCESS:

The Lessor shall have the right to inspect the premises at all reasonable times and the right to enter the same for the purpose of cleaning, repairing, altering or improving the same, or the Building, but nothing contained in this lease shall be construed so as to impose any obligation on the Lessor to make any repairs, alterations or improvements other than those that are expressly the obligation of the Lessor to make.

15.	SIGNS OR ADVERTISING:

The Lessee will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster, or any advertising matter whatsoever, anywhere on the exterior of the Building, without first obtaining the Lessor’s written consent thereto, which shall not he unreasonably withheld. Any consent so obtained from Lessor shall be with the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the premises or the Building caused thereby. Lessor will install and maintain a building directory of tenants in the principal lobby entrances of the Building, and Lessor may, as it may determine, from time to time publish or advertise a list of tenants in the Building.

16.	UNLAWFUL USE:

The Lessee will not disturb other occupants of the Building by making any undue or unseemly noise, or otherwise, and will not do or permit to be done in or about the premises anything which is illegal or unlawful, or which will be dangerous to life or limb, or will increase any insurance rate upon the premises or the Building.

17.	SUCCESSORS:

All the covenants, agreements, terms and conditions contained in this lease, shall apply to and be binding upon the Lessor and the Lessee and their respective heirs, executors, administrators, successors and assigns.

18.	POSSESSION:

In the event of the inability of the Lessor or to deliver possession of the premises or any portion thereof, at the time of the commencement of the term of this lease the Lessor shall not be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event, Lessee shall not be liable for any rent until such time as Lessor can deliver possession. If the Lessor shall deliver possession of the premises to the Lessee prior to the commencement date of this lease and the Lessee agrees to accept same at such time, both Lessor and Lessee agree to be bound by all provisions and obligations of this lease during the prior period, including the payment of rent and all rental adjustments and additional rent at the same monthly rate prorated for the prior period.

19.	TAX ON RENTALS:

If any governmental authority shall in any manner levy a tax on rentals payable under this lease or rentals accruing from use of property, or a tax in any form against Lessor measured by income derived from the leasing or rental of all or any portion of the Building, such tax shall be paid by Lessee, as additional rent, either directly or through Lessor, as Lessor may determine.

20.	LIENS AND INSOLVENCY:

The Lessee shell keep the premises and the property in which the premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by the Lessee. In the event Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Lessee, then the Lessor may cancel this lease at Lessor’s option.

21.	COSTS AND ATTORNEYS’ FEES:

It by reason of any default or breach hereunder by Lessor or by Lessee, it becomes necessary to institute suit, the prevailing party in such suit shall be entitled to recover, as part of any judgment, such amount as the court shall determine reasonable as attorneys’ fees, together with taxable costs.

22.	NON-WAIVER OF BREACH:

The failure of Lessor to insist upon strict performance of any of the covenants and agreements of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any right, or option of Lessor, or any other covenants or agreements, but the same shall be and remain if full force and effect.

23.	REMOVAL OF PROPERTY:

In the event of any entry in, or taking possession of, the premises pursuant to Paragraph 26 below, Lessor shall have the right, but not the obligation, to remove from the premises all personal property located therein, and may store the same in any place selected by Lessor, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Lessee, after it has been stored for a period of thirty days or more. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from Lessee to Lessor under any of the terms hereof, the balance if any to be paid to Lessee.

24.	HOLDOVER:

If Lessee shall, without written consent of the Lessor, hold over after the expiration of the term of this lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the State of

Washington. During such tenancy the Lessee agrees to pay to Lessor the same rent as set forth herein, including all rent adjustments and additional rent, unless a different rate is established by the Lessor, and to be bound by all of the terms, covenants and condition as herein specified, so far as applicable.

25.	ELECTRICITY:

Electricity shall be provided and the cost of monthly services shall be paid by the Lessee.

26.	DEFAULTS:

Time is the essence hereof, and in the event Lessee shall violate or breach or fail to keep or perform any covenant, agreement, term or condition of this lease, and if such default or violation shall continue or shall not be remedied within three (3) days (or, if no default in the payment of rental or additional rent is involved, within ten (10) days) after notice in writing thereof is given by Lessor to Lessee specifying the matter claimed to be in default, Lessor at its option, may immediately declare Lessee’s rights under this lease terminated, and re-enter the premises, and repossess itself thereof, as of its former estate, and remove all persons and property from the premises. Notwithstanding any such re-entry, the liability of Lessee for all rent provided for herein shall not be extinguished for the balance of the term of this lease, and Lessee shall make good to Lessor any deficiency arising from a reletting of the premises at a lesser rental, plus the costs and expenses of renovating or altering the premises. Lessee shall pay any such deficiency each month as the amount thereof is ascertained by Lessor.

27.	SUBORDINATION:

Lessee agrees that this lease shall be subordinate to any mortgages or deeds of trust that may hereafter be placed upon the premises or the Building containing the same, or the real estate upon which the Building is situated, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof; provided the mortgagee or beneficiary named in said mortgages or deeds of trust shall agree to recognize this lease in the event of foreclosure if Lessee is not in default. Within fifteen (15) days after written request from Lessor, Lessee shall execute any documents that may be necessary or desirable to effectuate the subordination of this lease to any such mortgages or deeds of trust.

28.	ESTOPPEL CERTIFICATES:

At any time and from time to time, Lessee agrees, upon request in writing from Lessor, to execute, acknowledge and deliver to Lessor a statement, in writing and in form and manner satisfactory to Lessor, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rental, additional rent and other charges have been paid.

29.	WAIVER OF SUBROGATION:

Whether the loss or damage is due to the negligence of either Lessor or Lessee, their agents or employees, or any other cause, Lessor and Lessee do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery for (a) any loss or damage to the real or personal property of either located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils which may be covered by their respective fire and lightning insurance policies, with extended coverage endorsements, or (b) loss resulting from business interruption at the premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Lessor or Lessee. Each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

30.	DRAPERIES:

NONE

31.	CAPTIONS AND CONSTRUCTION:

The captions or titles to paragraphs of this lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part thereof. This lease shall be construed and governed by the laws of the State of Washington.

32.	PAYMENT:

Tenant understands that the total rent is due and payable the first of each month. A fifteen dollar ($15.00) fee, in addition to the full amount of rent owed, will be charged for a check returned from tenant’s bank for any reason. A fifty dollar ($50.00) late fee will be charged for rent paid after the fifth day of the month, plus, ten dollars ($10.00) for each day thereafter until rent is paid in full.

33.	RIDERS:

The Riders attached hereto are made a part of and incorporated into this lease by this reference.

IN WITNESS WHEREOF the Lessor and Lessee have signed their names and affixed their seals the day and year first above written.

Lessor	Arthur W. Skotdal and Marianne P. Skotdal and the marital community composed thereof; Edwin McRory and Irene McRory and the marital community composed thereof; and Thomas Goyette and the marital community composed thereof; Andrew P. Skotdal a single man; and Craig G. Skotdal, a single man, Managing Partners.

	By:	/s/ Arthur W. Skotdal
Arthur W. Skotdal

	By:	/s/ Marianne P. Skotdal
Marianne P. Skotdal

	By:	/s/ Edwin McRory by Arthur W. Skotdal, Attorney in fact
Edwin McRory by Arthur W. Skotdal, Attorney in fact

	By:	/s/ Irene McRory by Arthur W. Skotdal, Attorney in fact
Irene McRory by Arthur W. Skotdal, Attorney in fact

	By:	/s/ Thomas Goyette by Arthur W. Skotdal, Attorney in fact
Thomas Goyette by Arthur W. Skotdal, Attorney in fact

	By:	/s/ Louise Goyette by Arthur W. Skotdal, Attorney in fact
Louise Goyette by Arthur W. Skotdal, Attorney in fact

	By:	/s/ Craig G. Skotdal by Arthur W. Skotdal, Attorney in fact
Craig G. Skotdal by Arthur W. Skotdal, Attorney in fact

	By:	/s/ Andrew P. Skotdal
Andrew P. Skotdal

Lessee		COASTAL COMMUNITY BANK (in organization)

	By:	/s/ Lee A. Pintar
Lee A. Pintar (proposed President & CEO)

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me Arthur W. Skotdal and Marianne P. Skotdal and the marital community composed thereof to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this 22nd day of November, 1996.

/s/ Robert C. Wilson (Signature)

Robert C. Wilson (Please print name legibly)

NOTARY PUBLIC in and for the State of Washington, residing at Everett My Commission Expires: 6-1-1997

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me                                      and                                     , to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this          day of                 , 1996.

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the State of
Washington, residing at
My Commission Expires:

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me Edwin McRory and Irene McRory and the marital community composed thereof; to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this 22nd day of November, 1996.

/s/ Robert C. Wilson (Signature)

Robert C. Wilson (Please print name legibly)

NOTARY PUBLIC in and for the State of Washington, residing at Everett My Commission Expires: 6-1-1997

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me Thomas Goyette and Louise Goyette and the marital community composed thereof, to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this 22nd day of November, 1996.

/s/ Robert C. Wilson (Signature)

Robert C. Wilson (Please print name legibly)

NOTARY PUBLIC in and for the State of Washington, residing at Everett My Commission Expires: 6-1-1997

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me Andrew P. Skotdal a single man, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this 22nd day of November, 1996.

/s/ Robert C. Wilson
(Signature)

Robert C. Wilson
(Please print name legibly)

NOTARY PUBLIC in and for the State of Washington, residing at Everett My Commission Expires: 6-1-1997

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me Craig G. Skotdal, a single man to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this 22nd day of November, 1996.

/s/ Robert C. Wilson (Signature)

Robert C. Wilson (Please print name legibly)

NOTARY PUBLIC in and for the State of Washington, residing at Everett My Commission Expires: 6-1-1997

STATE OF WASHINGTON	)
	)	ss
County of Snohomish	)

On this day personally appeared before me Lee A. Pintar, proposed President and CEO of Coastal Community Bank (in organization) to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal this 21st day of November, 1996.

/s/ Jeanne A. Sparks (Signature)

Jeanne A. Sparks (Please print name legibly)

NOTARY PUBLIC in and for the State of Washington, residing at Snohomish My Commission Expires: 9/18/97

RENT SCHEDULE

The length of the lease will be ten (10) years starting approximately February 1, 1997, or sooner.

Minimum monthly rent payable by Lessee during the term of the lease is as follows:

Year	1	:	$8,000
Year	2	:	$14,080
Year	3	:	$20,080
Year	4-5	:	$14,080
Year	6-10	:	$14,080 plus the lesser of (a) ten percent (10%) or (b) the increase in the Consumer Price Index for the Puget Sound area for the period from 1996 to 2001.

RIDER TO LEASE

A.	Tenant Improvement Allowance:

Lessor shall provide a tenant improvement allowance equal to $65,000.00. Prior to any work commencing on the tenant improvements, Lessor and Lessee shall both have approved the plans and specifications therefor, and the budget for the improvements. If, during the course of construction, there are any change orders either necessitated or requested that result in an increase to the cost of constructing the tenant improvements, such change orders shall be approved by both Lessor and Lessee. Lessee expressly assumes responsibility for the cost and payment of any portion of the tenant improvements that puts the cost of constructing the tenant improvements in excess of the tenant improvement allowance. Lessee agrees to complete the tenant improvements in a good and workmanlike manner, and in accordance with all applicable laws, ordinances and regulations: Lessee expressly agrees that no liens of mechanics, materialmen, labors or contractors shall be created or imposed against the Premises, and that in the event any claims or liens are asserted or filed by any persons, Lessee shall cause the same to be discharged of record within thirty (30) days of notification thereof.

B.	Limitation on Lessor’s Damages:

Notwithstanding any other provisions contained in this lease, in the event (a) Lessee or its successors or assigns shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority (“Authority”), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in excess of the amount equal to all accrued and unpaid rent to the date of termination, plus the unamortized portion of the tenant improvement allowance of $65,000.

C.	Taxes And Assessments:

(1)

Payment Of Taxes And Assessments: Lessee shall pay before delinquency all real estate and personal property taxes, assessments, water rates, electricity charges, and any other governmental charges of any kind or nature whatsoever, including but not limited to assessments for public improvements or benefits which shall during the term be assessed, levied or imposed upon or become due and payable or a lien upon the Premises or any part thereof, or any buildings, appurtenances, or equipment or personal property thereon (all of which taxes, assessments, water rates, or charges are hereinafter referred to as “Impositions”); except that if any Imposition is due and payable in installments, Lessee may pay the Imposition in installments so long as each installment, together with any interest on the unpaid balance of the Imposition, is paid prior to delinquency. Any Impositions relating

Rider 1

to a period, only a part of which is included within the Lease term, shall be prorated between Lessor and Lessee so that Lessee shall pay only that portion relating to the Lease term. With respect to any Imposition for public improvements or benefit which is payable in installments, Lessor shall pay the installments thereof which become due and payable prior to the commencement and subsequent to the termination of the Lease term, and Lessee shall pay those installments which become due and payable during the Lease term.

(2)	Taxes Not Payable By Tenant: Nothing in this Lease shall be Construed to require Lessee to pay any inheritance, estate, succession, gift, franchise, income, or profit tax, that is or may be imposed upon Lessor, its successors and assigns. Lessee will pay as additional. rent, any tax that may be Imposed on rents by government.

(3)	Evidence of Payment: Lessee shall furnish to Lessor, within thirty (30) days after the date upon which any Imposition is due, proof of payment satisfactory to Lessor.

(4)	Tax Contests: Lessee shall have the right to contest the amount or validity of any Imposition by appropriate legal proceedings, but this shall not be deemed to relieve Lessee of its obligation to pay such Imposition when due, unless such proceedings shall operate to prevent the sale of the Property or any part thereof or the placing of any lien thereon, and Lessee shall have provided security for the payment of such Imposition, together with all interest and penalties in connection therewith, in form and amount reasonably satisfactory to Lessor. Lessee shall not be entitled to interest on any money deposited with Lessor pursuant to this subparagraph (d), but shall be entitled to all interest actually earned on monies deposited with others.

(5)	Cooperation By Lessor: Lessor shall join any such proceedings, but only if necessary to prosecute such proceedings properly. Lessee shall indemnify Lessor against all costs or expenses, including attorneys’ fees, in connection with any such proceedings.

D.	Condition of Building at Beginning of Lease:

Lessor shall, prior to the commencement of the Lease term and at its sole cost and expense, make the following improvements to the Premises:

(1)	Replace the boiler;

(2)	Install new front doors at the existing front lobby entrance at the south end of the building;

(3)	Frame in a new front lobby and install doors thereto at the north end of the building; and

(4)	install new back doors and construct a back lobby adjacent to the existing elevator.

Rider 2

The cost of making the improvements listed in items 1 through 4 above shall not be included in the $65,000.00 tenant improvement allowance set forth in this Rider to Lease, but shall be in addition thereto.

E.	Additional Building Improvements To Be Made By Lessor:

During the first two (2) years of the lease term, Lessor shall make improvements to the north front lobby entrance, which improvements shall consist of the installation of a new elevator and the construction of stairs from the north front lobby to the second and third floors of the building (collectively, the “Lobby Improvements”). The Lobby Improvements shall be made at the sole cost and expense of Lessor and in accordance with plans, specifications and a budget approved by Lessee. Lessee shall, beginning on the first day of the month following completion of the Lobby Improvements, reimburse Lessor for the cost of making the Lobby Improvements on the following terms. The actual cost of the Lobby Improvements (as substantiated by actual invoices) shall be amortized over the remaining portion of the initial ten-year term of this lease by adding to the amount otherwise due as minimum monthly rent pursuant to the Rent Schedule attached to this Lease an amount equal to the actual costs incurred plus interest at the rate of 12% per annum, divided by the number of months remaining in the initial ten-year term of this lease. Lessee shall have the option of paying in part or whole the cost of these improvements during the term of this lease.

F.	Responsibilities of Lessor and Lessee.

Lessor shall only be responsible for maintaining the roof, foundation and exterior walls of. the Building, and for maintenance of the landscaped and parking lot areas adjacent to the Building. Lessee shall be responsible for all other maintenance, the payment of real estate taxes, building insurance and all utilities.

G.	Both the lessee and lessor agree that this lease is subject to approval by certain regulators for the lessee to begin business as Coastal Community Bank. In the event such approval is withheld, this lease would be null and void.

Rider 3